June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021 (June 9, 2021)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required by Item 1.01 is included in Item 2.03 and is incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 9, 2021, ArcBest Corporation (the “Company”) and its wholly-owned subsidiary ArcBest Funding LLC (the “Borrower”), amended and restated the Borrower’s existing revolving accounts receivable securitization facility pursuant to a Third Amended and Restated Receivables Loan Agreement, dated as of June 9, 2021 (the “Receivables Loan Agreement”), by and among ArcBest II, Inc., a wholly-owned direct subsidiary of the Company, as servicer, the Borrower, as borrower, the financial institutions party thereto from time to time, as facility agents (the “Facility Agents”), and The Toronto-Dominion Bank, as letter of credit issuer (“LC Issuer”) and agent and administrator for the Lenders, the Facility Agent and the LC Issuer (“Administrative Agent”).

The Receivables Loan Agreement and related agreements have been amended to, among other things (i) extend the facility termination date from October 1, 2021 to July 1, 2024, (ii) replace PNC Bank, National Association as agent and a lender, with The Toronto-Dominion Bank, (iii) replace the Company as servicer with ArcBest II, Inc., and (iv) reduce the facility size to $50,000,0000 with an accordion feature for up to an additional $100,000,000 in committed funding amounts. Borrowings under the facility are secured primarily by a lien on and security interest in the Borrower’s related accounts receivable, which have been, and in the future will be, sold from time to time by certain subsidiaries of the Company to the Borrower.  Borrowing advances have no scheduled maturity date, and are payable upon termination of the Receivables Loan Agreement. Advances bear interest based upon LIBOR plus a margin.

The Receivables Loan Agreement contains representations and warranties, affirmative and negative covenants and events of default that are customary for financings of this type.  As of the date hereof, the Borrower has no outstanding loans under the Receivables Loan Agreement.

The Receivables Loan Agreement includes a provision under which the Borrower may request, and the LC Issuer may issue, for a fee, standby letters of credit, primarily in support of workers’ compensation and third-party casualty claims liabilities in various states in which certain subsidiaries of the Company are self-insured. Outstanding standby letters of credit reduce the availability of borrowings under the facility.

Affiliates of The Toronto-Dominion Bank and Regions Bank, both Lenders under the Receivables Loan Agreement, have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, and may continue to receive, customary fees and commissions.

The foregoing description of the transactions contemplated by the amendment to the Receivables Loan Agreement is qualified in its entirety by reference to the Receivables Loan Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K (the “Current Report”) and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1

Third Amended and Restated Receivables Loan Agreement dated as of June 9, 2021, by and among ArcBest Funding LLC, as Borrower, ArcBest II, Inc., as Servicer, the financial institutions party thereto from time to time, as Lenders, the financial institutions party thereto from time to time, as Facility Agents, and The Toronto-Dominion Bank, as LC Issuer and Administrative Agent

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	June 15, 2021	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary